Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Megafoods Stores, Inc. on Form S-8 (File No. 33-51278) of our report dated March 31, 1994, on our audit of the statement of net assets available for plan benefits of the Megafoods Stores, Inc. 401(k) Savings Plan as of December 31, 1993, which report is included in this Annual Report on Form 11-K.



                                         Coopers & Lybrand L.L.P.

Phoenix, Arizona
August 6, 1996